SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               BOSS HOLDINGS, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                               BOSS HOLDINGS, INC.
                    221 West First Street, Kewanee, IL 61443

                                   May 4, 2000

Dear Shareholders:

      On behalf of the Board of Directors and management of Boss Holdings, Inc. ("Boss"), it is my pleasure to invite you to attend the Company's Annual Meeting of Stockholders ("Annual Meeting") for 2000. This year our Annual Meeting will again take place at the Board Room of Union Planters Bank N.A., 8182 Maryland Avenue, First Floor, St. Louis, Missouri on May 23, 2000 at 10:00 a.m. central daylight time. The attached notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Please take advantage of this opportunity to have a voice in the business activities at Boss by voting on these matters.

      Each shareholder is important to Boss and your shares should be represented at the Annual Meeting. Regardless of whether you plan to attend, please mark, sign, date and promptly return the enclosed proxy in the envelope provided.

      Our operating results in 1999 were not satisfactory. Several factors influenced the unfavorable performance. As 1999 began, Boss experienced unprecedented pricing and competitive pressures in our gloves, boots and rainwear business which represents about 85% of our revenues. While our purchase cost has declined on imported goods because of excess foreign manufacturing capacity, selling prices have also dropped sharply - as much as 25% to 30% on a number of items over the past two years. Lower selling prices have caused reduced revenue and margin dollars in comparison to prior years.

      In addition to lower sales and gross margin, the Company encountered significant unplanned expenses related to installation of our new enterprise information systems and related Year 2000 expenses. Certain other operating expenses, notably sales and marketing expenses, also increased during the year. We have taken aggressive steps to attack operating expenses in all areas of the business and fully expect to reduce such costs from 1999 levels.

      On a favorable, and I think very important note, our top line performance for the fourth quarter exceeded the fourth quarter of 1998. In fact, this was our strongest quarterly sales performance in the last two years. This favorable trend has continued through the first quarter of 2000 and points to the improvements we have made in our sales team.

      Though our 1999 operating results were unfavorable, the Company ended the year in an improved financial position with substantially reduced long-term debt and cash on hand of almost $4 million. Your management team resolved a number of potentially difficult and costly litigation matters outstanding from prior years. Of particular importance, the Company entered into settlement agreements in both the Hugo Boss and Alabaster suits during the second half of 1999. These settlements resulted in cash proceeds to the Company of over $3 million. Further, by settling these matters the Company ended the time requirements and distractions to management caused by such litigation.

      In addition to resolving virtually all the major recent litigation in which the Company has been involved, your management team initiated plans during the year which I am very confident will position Boss for improved future operating performance. These initiatives include the following:

      o     Domestic manufacturing elimination

      o     Sales force reorganization

      o     Management restructuring

      o     Information systems overhaul

      Domestic Manufacturing Elimination - Demand for domestically manufactured products in the markets we serve has continued to decline. In 2000, we plan to eliminate virtually all domestic production. This change should favorably impact future operations by eliminating losses from manufacturing operations which have totaled $1 million over the past two years and by improving margins on imported replacement products. In addition, the Company may have the opportunity to compete more effectively in certain product categories and pursue new markets.

      Sales Force Reorganization - During the course of 1999, management overhauled virtually our entire sales organization strengthening our sales team with industry experienced managers. In addition, this team has been streamlined by eliminating certain unnecessary sales managerial positions. We expect to improve sales results with this aggressive new team while reducing selling expenses. Due in part to these changes, fourth quarter 1999 sales were up from the previous year and this trend has continued through the first quarter of 2000.

      Management Restructuring - In an effort to reduce administrative expenses and focus on the Company's core business, executive responsibilities were streamlined during 1999. Two senior executives left the Company due to retirement or resignation and the Company began utilizing the services of Richard Bern, a previous President of Boss Manufacturing Company, on a consulting basis. This change has brought renewed sales emphasis by adding a seasoned industry executive with substantial sales and importing experience. In addition, we realigned our management with more experienced personnel at Boss Manufacturing, Boss Canada, Warren Pet and Boss Balloon to improve our focus on strategic purchasing initiatives, sales performance and growth for the future.

      Information Systems Overhaul - Our Year 2000 compliant enterprise system is now installed and operational. This implementation was a major effort, touching each functional area of the business. While the cost has been significant, the Company should be well positioned for future growth utilizing this new platform. This new system should greatly enhance our analytical capabilities and can help us better understand our customers' needs and buying habits.

      During 1999, we significantly reduced inventory levels to reduce the working capital invested in the business by over $4 million. We were also successful in getting Boss Holdings, Inc. stock listed on the Over the Counter Bulletin Board to improve your ability as shareholders to readily trade and follow the Company's stock.

      With the changes we have made in 1999, I feel very strongly that we have the right people on board to grow our Company and increase the value of your investment in Boss.

                                         Sincerely,


                                         /s/ G. Louis Graziadio, III
                                         ---------------------------------------
                                         G. Louis Graziadio, III
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

                               BOSS HOLDINGS, INC.
                  221 W. First Street, Kewanee, Illinois 61443

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 23, 2000

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Boss Holdings, Inc., a Delaware corporation (formerly known as Vista 2000, Inc.) (the "Company") will be held at the Board Room of Union Planters Bank N.A., 8182 Maryland Ave., First Floor, St. Louis, Missouri, 63105 on May 23, 2000, at 10:00 A.M. Central Daylight Time for the following purposes:

      1. To elect six directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

      2. To approve an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of common stock of the Company from 50,000,000 to 10,000,000.

      3. To approve an amendment to the Company's 1998 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the plan from 210,000 to 285,000.

      4. To approve an amendment to the Company's 1998 Incentive Stock Option Plan to provide for accelerated vesting of options issued under the plan upon the occurrence of certain corporate transactions.

      5. To approve an amendment to the Company's 1998 Non-Employee Director Stock Option Plan to increase the number of shares reserved for issuance under the plan from 90,000 to 140,000.

      6. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 30, 2000.

      7. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 24, 2000, are entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, his agent or attorney for any purpose germane to the Annual Meeting upon written notice, and the list shall be available for inspection at the Annual Meeting by any shareholder that is present.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ James F. Sanders
                                         ---------------------------------------
                                         James F. Sanders,
Dated: May 4, 2000                       Corporate Secretary

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. IF YOU SEND IN YOUR PROXY CARD AND DECIDE TO ATTEND THE MEETING TO VOTE YOUR SHARES IN PERSON, YOU STILL MAY DO SO.

                               BOSS HOLDINGS, INC.
                    221 West First Street, Kewanee, IL 61443

                                 PROXY STATEMENT

                                     GENERAL

      This Proxy Statement is furnished to stockholders of Boss Holdings, Inc., a Delaware corporation (formerly known as Vista 2000, Inc.) ("Company"), in connection with the solicitation by the Board of Directors of the Company ("Board of Directors" or "Board") of proxies for use at the Annual Meeting of Stockholders (the "Meeting") scheduled to be held on Tuesday, May 23, 2000, at 10:00 A.M. local time at the Board Room of Union Planters Bank, N.A., 8182 Maryland Ave., First Floor, St. Louis, MO 63105, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy first are being mailed to stockholders on or about May 4, 2000.

      The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein and, unless otherwise indicated, FOR each other proposal described in this proxy statement and in the accompanying notice of meeting.

Voting Rights and Votes Required

      The close of business on April 24, 2000, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of April 24, 2000, the Company had outstanding and entitled to vote approximately 1,934,904 shares of Common Stock, $0.25 par value per share ("Common Stock").

      A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. There is no cumulative voting with respect to any matter submitted for vote of the stockholders. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain Common Stock (a "broker nonvote"), those shares will not be considered present and entitled to vote with respect to that matter.

      The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote at the Meeting will be required to approve the election of six directors of the Company, the proposal for an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of common stock of the Company from 50,000,000 to 10,000,000, the proposal for an amendment to the Company's 1998 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the plan from 210,000 to 285,000, the proposal for an amendment to the Company's 1998 Incentive Stock Option Plan to provide for accelerated vesting of options issued under the plan upon the occurrence of certain corporate transactions, the proposal for an amendment to the Company's 1998 Non-Employee Director Stock Option Plan to increase the number of shares reserved for issuance under the plan from 90,000 to 140,000, and the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 30, 2000. In determining whether a proposal has received the requisite number of affirmative votes, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Abstentions will be included in the vote totals and, as such, will have the same effect as a negative vote.

Voting of Proxies

      Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the directors of the Company, and FOR each of the other five proposals described in this proxy statement and in the accompanying notice of meeting.

      The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. However, if any such other matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Meeting.

Revocation of Proxies

      Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised. Any proxy may be revoked in writing, or by a valid proxy bearing a later date, delivered to the Secretary of the Company or by attending the Meeting and voting in person.

Solicitation of Proxies

      The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. The Company anticipates utilizing the services of Corporate Investor Communications, Inc. (CIC) to communicate with and distribute materials to banks, brokers and other institutional holders. CIC also may contact shareholders to assist in obtaining a high level of shareholder participation via proxy. CIC will be paid approximately $4,000 for such solicitation services in accordance with their normal rate schedule, plus costs of printing and mailing. The Company will pay persons holding stock in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      A Board of Directors consisting of six directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

      The Board of Directors recommends the election of the six nominees named below, all of whom (other than J. Bruce Lancaster) currently are directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the six nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

G. Louis Graziadio, III Age 50 - Chief Executive Officer and Chairman of the Board of the Company since June 1996. He is also the Chairman and CEO of Ginarra Holdings, Inc., a holding company with investments through various corporations, and a director of Imperial Bancorp.

Perry A. Lerner Age 57 - Director since June 1996. Mr. Lerner is a Managing Director of Crown Capital Group, Inc., a New York-based investment company. A graduate of Harvard Law School and Claremont McKenna College, Mr. Lerner was a partner of the law firm O'Melveny & Myers from 1984-1996 and is a member of the State Bar of New York, State Bar of California and American Bar Association. Mr. Lerner also serves on the Board of Directors of Imperial Credit Industries, Inc. and Gemstar International Group Ltd.

Lee E. Mikles Age 44 - Director since June 1996. Mr. Mikles is Chairman of Mikles/Miller Management, LLC, and Mikles/Miller Securities, LLC. Prior to the formation of that company, he headed Mikles/Miller Group, an affiliate of Shearson Lehman Brothers after serving as First Vice President of the Corporate

Finance Department at Bateman Eichler, Hill Richards Inc. and as First Vice President with Drexel Burnham Lambert, Inc. from 1981 through 1989. Mr. Mikles also serves on the Board of Directors of Nel Net Corporation, Centerspan Corporation, Coastcast Corporation and Official Payments Corporation.

Paul A. Novelly Age 56 - Director since June 1996. Mr. Novelly controls Apex Oil Company, Inc. in St. Louis, MO with a refinery in Long Beach, CA; World Point Terminals Inc., a publicly-held Canadian company, which owns and operates petroleum storage facilities in the United States, the Netherlands and the Bahamas; and AIC, Limited, which, headquartered in Bermuda, trades petroleum products internationally through its office in Monaco. He also serves on the Board of Directors of Apex Oil Company, Inc., World Point Terminals Inc., Intrawest Corporation, Imperial Bancorp, Imperial Bank and Coastcast Corporation.

Richard D. Squires Age 42 - Director since June 1996. Mr. Squires serves as President of RS Holdings, Inc., a Dallas, Texas based real estate and high-yield investment company, and as President of R3 Realty Corporation, formerly Pace Membership Warehouse, Inc., a former subsidiary of K-Mart Corporation. Mr. Squires previously has served as Chief Financial Officer of Ft. Worth Holdings, Inc. and Vice President of Finance at American Hotels Corporation and Second Vice President of Finance at Punta Gorda Isles, Inc. Mr. Squires has a B.S. in Accounting from Pennsylvania State University, and a Masters of Business Administration from Harvard University.

J. Bruce Lancaster Age 44 - Chief Financial Officer of the Company since April, 1998 and Executive Vice President since August, 1999. From 1995 through 1998, Mr. Lancaster was Vice President Finance and Administration for Acme Boot Company, Inc. Previously, from 1989 to 1995, he served in various positions, including Vice President Finance and CFO, with Kinark Corporation, a public corporation traded on the American Stock Exchange. Mr. Lancaster has a Masters in Business Administration from Texas A&M University and is a certified public accountant.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors. Information with respect to five current Directors of the Company is set forth above. The term of office of the other current director, Shyam H. Gidumal, will expire upon election of the above nominees. Mr. Gidumal resigned as President of the Company effective February, 1999.

Executive Officers

      Following is a list of the names and ages of all the executive officers of the Company and its principal subsidiaries as of the date of this Proxy Statement, indicating all positions and offices with the Company held by each such person, and each such person's principal occupations or employment during the past five years.

--------------------------------------------------------------------------------
                                      BOSS HOLDINGS, INC.
--------------------------------------------------------------------------------
  Name                    Age       Positions and Offices Held and Principal
                                  Occupations or Employment during past 5 years
--------------------------------------------------------------------------------
G. Louis Graziadio, III    50    Chairman of the Board and Chief Executive
                                 Officer  of the Company since June 1996. He is
                                 also the Chairman and CEO of Ginarra Holdings,
                                 Inc., a holding company with investments
                                 through various corporations, and a director of
                                 Imperial Bancorp.
--------------------------------------------------------------------------------
J. Bruce Lancaster         44    Chief Financial Officer since April 1998 and
                                 Executive Vice President since August 1999.
                                 From 1995 through March 1998, Mr. Lancaster
                                 was Vice President Finance andAdministration
                                 for Acme Boot Company, Inc. From 1989 to 1995,
                                 he served in various positions, including Vice
                                 President Finance and CFO, with Kinark
                                 Corporation, publicly traded on the American
                                 Stock Exchange.
--------------------------------------------------------------------------------

Relationship Among Directors or Executive Officers

      Mr. Graziadio and Mr. Mikles are first cousins; otherwise, there are no family relationships existing between the officers and directors of the Company.

Board Meetings and Committees of the Board

      During the fiscal year ended December 25, 1999, ("Fiscal 1999"), the Board held three meetings and took action by unanimous written consent one time. All directors attended at least 75% of the Board meetings.

      The Company has an Executive Committee and standing Audit and Compensation Committees of the Board. Although the Company has no Nominating Committee, the Executive Committee has acted as a nominating committee and the above nominees are recommended by the Board of Directors. The Board of Directors will consider director nominees recommended by stockholders. Such recommendations should be sent to the Company at its principal executive offices, to the attention of the Secretary.

      The members of the Audit Committee are Messrs. Mikles and Squires, both of whom are independent of the Company. The Committee reviews with Grant Thornton LLP, the Company's independent auditors, the Company's financial statements and internal accounting procedures, Grant Thornton LLP's auditing procedures and fees, and the possible effects of professional services upon the independence of Grant Thornton LLP. The Audit Committee held two meetings during Fiscal 1999.

      The members of the Compensation Committee are Messrs. Lerner and Novelly. The Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company's senior management. The Compensation Committee also makes determinations under the Company's various plans providing incentive compensation for management. See "EXECUTIVE COMPENSATION." The Compensation Committee held one meeting during Fiscal 1999, in addition to discussions in meetings of the Board of Directors.

      The members of the Executive Committee are Messrs. Graziadio, Squires, Lerner and Mikles. The executive committee generally has and may exercise all the powers and authority of the full Board in the management of the business and affairs of the Company, but specifically does not have the power or authority to
(i) amend the Company's certificate of incorporation (except as permitted by applicable law with respect to fixing the number, designations, preferences and rights of shares of stock to be issued by the Company in certain circumstances),
(ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, (v) amend the by-laws of the Company; (vi) declare a dividend, or (vii) authorize the issuance of stock. The full Board of Directors may act to rescind any actions previously taken by the executive committee.

Compensation of Directors

      During Fiscal 1999, each of the Company's directors earned an annual stipend of $15,000, and quarterly directors' fees of $5,000 for the first quarter and $2,000 per quarter for each of the last three quarters. In addition, the Company pays compensation of $1,200 per special Board meeting attended (i.e., non-regularly scheduled meeting) or for more than four regular board meetings per year. Committee members receive compensation of $500 per committee meeting attended. The total compensation earned by all directors during Fiscal 1999 was $156,000. The Company also reimburses its directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. Except as described under "Directors' Stock Options" below, the Company had no other compensation arrangements with directors during Fiscal 1999.

Directors' Stock Options

      Pursuant to the affirmative vote of shareholders at the Company's 1998 Annual Meeting, the Company adopted the 1998 Non-Employee Director Stock Option Plan ("1998 Director Plan"). During Fiscal 1999, the Company issued non-qualified options for 90,000 shares of Common Stock under such plan, representing all of the shares originally reserved for issuance under the 1998 Director Plan. During Fiscal 1999, none of such options were exercised.

Proposal #5 below requests an amendment of the 1998 Director Plan to reserve an additional 50,000 shares of Common Stock for issuance thereunder.

Section 16(a) Beneficial Ownership Reporting Compliance

To the best of the Company's knowledge, for the fiscal year ended December 25, 1999: (i) each of the directors and Mr. Lancaster have filed or will file untimely a report on Form 5 reporting a late transaction during 1999 relating to the issuance of stock options, and (ii) James F. Sanders, corporate secretary, has filed or will file untimely a report on Form 3 for his initial report of beneficial ownership and a Form 5 reporting the issuance of stock options during 1999. To the Company's best knowledge, all other Forms 3, 4 or 5 required to be filed during Fiscal 1999 were filed on a timely basis.

                             EXECUTIVE COMPENSATION

Compensation Tables

      The compensation paid in Fiscal 1999 to the Company's Chief Executive Officer and to each of the other executive officers of the Company and its subsidiaries whose total compensation exceeded $100,000 are as follows:

                         1999 SUMMARY COMPENSATION TABLE
                               BOSS HOLDINGS, INC.

---------------------------------------------------------------------------------------------------------------------
                                                                                                              All
                                                          Other Annual                                       Other
  Name and Principal                        Annual        Compensation                                   Compensation
       Position              Year        Compensation          ($)          Long-Term Compensation            ($)
                                       -----------------                    ----------------------
                                      Salary      Bonus
                                        ($)        ($)                         Awards          Payouts
                                                                       ---------------------   -------
                                                                                     Options    LTIP
                                                                        Restricted    SARs     Payout
                                                                       Stock Awards  (#)(4)      ($)
---------------------------------------------------------------------------------------------------------------------
G. Louis Graziadio, III(1)   1999         -0-        -0-        -0-         -0-      30,000      -0-        26,000
Chairman of the Board        1998         -0-        -0-        -0-         -0-         -0-      -0-        35,000
and CEO                      1997         -0-        -0-        -0-         -0-      96,000      -0-       465,000
---------------------------------------------------------------------------------------------------------------------
Shyam H. Gidumal,            1999         -0-        -0-        -0-         -0-      12,000      -0-       210,420
President(2)                 1998         -0-        -0-        -0-         -0-         -0-      -0-       121,000
                             1997         -0-        -0-        -0-         -0-      96,000      -0-     1,035,000
---------------------------------------------------------------------------------------------------------------------
J. Bruce Lancaster, Exec     1999     121,667     10,000      6,000         -0-      15,000      -0-           221
VP & CFO(3)                  1998      92,192        -0-        -0-         -0-         -0-      -0-        38,665
---------------------------------------------------------------------------------------------------------------------

                                THE SUBSIDIARIES

---------------------------------------------------------------------------------------------------------------------
                                                                                                              All
                                                          Other Annual                                       Other
  Name and Principal                        Annual        Compensation                                   Compensation
       Position              Year        Compensation          ($)          Long-Term Compensation            ($)
                                       -----------------                    ----------------------
                                      Salary      Bonus
                                        ($)        ($)                         Awards          Payouts
                                                                       ---------------------   -------
                                                                                     Options    LTIP
                                                                        Restricted    SARs     Payout
                                                                       Stock Awards  (#)(4)      ($)
---------------------------------------------------------------------------------------------------------------------
Ken Fristad, President of    1999      83,126        -0-       -0-          -0-      12,500      -0-        19,185
BMHI Subsidiary              1998     125,000     37,500       -0-          -0-         -0-      -0-         1,242
(resigned August, 1999)      1997      95,865     48,000       -0-          -0-         -0-      -0-           -0-
---------------------------------------------------------------------------------------------------------------------

(1) Compensation for Mr. Graziadio's services is as periodically determined by the Board's Compensation Committee, based on the type and extent of services Mr. Graziadio provided. Amount listed as other compensation includes director's fees.

(2) Compensation shown for Mr. Gidumal includes director's fees paid directly to Mr. Gidumal and payments to companies in which Mr. Gidumal is a principal for services provided to the Company. (See "Certain Relationships and Related Transactions" below.) Mr. Gidumal was elected President of the Company effective November 1, 1997, and resigned effective February 3, 1999.

(3) Mr. Lancaster was appointed Chief Financial Officer of the Company in April 1998. Other compensation paid to Mr. Lancaster in 1998 consisted primarily of relocation expenses and associated tax payments reimbursed by the Company in 1998.

(4) All figures in this column reflect options to purchase shares of Common Stock. Options granted to Mr. Graziadio and Mr. Gidumal during Fiscal 1999 were issued under the Company's 1998 Non-Employee Director Stock Option Plan (the "1998 Director Plan").

      Pursuant to the affirmative vote of shareholders at the Company's 1998 Annual Meeting of Stockholders, the Company has adopted its 1998 Incentive Stock Option Plan (the "1998 Employee Plan") under which the Company may issue qualified or non-qualified stock options to employees, consultants and other key persons. During Fiscal 1999, options for a total of 27,500 shares were granted under the 1998 Employee Plan to the named executive officers of the Company and its subsidiaries. No options were granted during 1998. During 1997, options for 96,000 shares were granted under the Company's 1993 Incentive Stock Option Plan to the named executive officers of the Company and its subsidiaries. The Company has no stock appreciation rights ("SARs") outstanding.

      The following sets forth the value of options exercised during the year and unexercised options held by the named executive officers on December 25, 1999:

            Aggregated Options/SAR Exercises in the last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

---------------------------------------------------------------------------------------------------------------
                                                                 (2) Number of                    (1)
                                                             Securities Underlying       Value of Unexercised
                                                                  Unexercised         In-the-Money Options/SARs
                          Shares Acquired        Value      Options/SARs at Fiscal        at Fiscal Year-End
         Name               on Exercise      Realized ($)          Year End                       ($)
                                                              ------------------        -----------------------
                                                                 Exercisable/                Exercisable/
                                                                 Unexercisable               Unexercisable
---------------------------------------------------------------------------------------------------------------
G. Louis Graziadio, III         -0-               -0-           15,000 / 15,000             31,875 / 31,875
---------------------------------------------------------------------------------------------------------------
J. Bruce Lancaster              -0-               -0-              -0- / 15,000                -0- / 31,875
---------------------------------------------------------------------------------------------------------------

(1) Assumes a market closing price of $3.875 per share at fiscal year end less the option exercise price of $1.75 per share.

(2)   All figures in this column reflect options to purchase shares of Common
      Stock.

                          STOCK OPTIONS GRANTED IN 1999
                                Individual Grants

---------------------------------------------------------------------------------------------------------
                                                                                    Potential Realizable
                                                                                      Value at Assumed
                            Number of    % of Total                                     Annual Rates
                           Securities      Options                                     of Stock Price
                           Underlying      Granted      Exercise                      Appreciation for
                             Options      in Fiscal       Price                     Option Term (Note 3)
                             Granted      Year 1999        Per      Expiration    -----------------------
   Name of Optionee         (Note 1)      (Note 2)        Share        Date          5%             10%
---------------------------------------------------------------------------------------------------------
G. Louis Graziadio, III      30,000         20.0%         $1.75      3/8/2009      $33,017        $83,671
---------------------------------------------------------------------------------------------------------
J. Bruce Lancaster           15,000         10.0%         $1.75      3/8/2009      $16,508        $41,836
---------------------------------------------------------------------------------------------------------

1) All options were granted at fair market value as of the date of the grant. Mr. Lancaster's options were granted under the 1998 Incentive Stock Option Plan and generally are not exercisable until one year after the grant date with vesting at the rate of one-third per year over the three years following the grant. Mr. Graziadio's options were granted under the 1998 Non-Employee Director Stock Option Plan.

2) In 1999, options for 90,000 shares were granted to directors and 59,500 shares were granted to employees. The percentages shown reflect the optionee's percentage of all options granted directors and employees.

3) The dollar amounts in these columns reflect the 5% and 10% annual rates of appreciation prescribed by SEC regulation. The 5% and 10% rates of appreciation would result in per share prices of $2.85 and $4.54, respectively, over the option term. The Company expressly disclaims any representations as to the level of appreciation which may be realized on the Company's stock.

Employment Agreements

      The Company does not have an employment agreement with any executive officer of the Company.

Report of Compensation Committee with Respect to Executive Compensation

      The following report of the Compensation Committee required by the rule of the SEC to be included in the Proxy Statement shall not be deemed incorporated by reference by any statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act. The Compensation Committee reviews the performance of the executive officers of the Company, makes recommendations to the Board of Directors as to compensation of the executives and reviews compensation for other key employees, including salary and cash bonus levels. The Company seeks to pay salaries to executive officers that are commensurate with qualifications and responsibilities and that are competitive in the marketplace.

Executive Compensation Philosophy:

      The Company has not formally adopted an executive compensation philosophy. Due to the changing character of the Company, as it has proceeded through a period of reorganization and transition, the Board generally has maintained the executive decision-making functions using the services of Mr. Graziadio and a select group of outside consultants. Generally the executive compensation decisions have been made to attract, retain and reward executives who contribute to the Company's success, provide economic incentives for officers to achieve business objectives, reward individual performance and strengthen the relationship between executive pay and shareholder value.

EICP:

      The Company does not have an Executive Incentive Compensation Plan. Recommendations for executive compensation are made by the Board's Compensation Committee and approved by the Board or the Executive Committee on an as-needed basis. The Company from time-to-time has retained Johnson & Associates, a management and benefits consultant, to provide advice on the type and amount of compensation to be paid to executive officers, directors and consultants.

Executive Officer Compensation:

      The Company's Fiscal 1999 and current total compensation programs for executive officers consist of both cash and stock-based compensation. The annual cash compensation and any incentive bonuses are decided or approved by vote of the Board or its Executive Committee on a discretionary basis. Executive compensation in the form of stock options is included under the Company's 1998 Incentive Stock Option Plan, as amended. Under this Plan, the number of Options granted and vesting periods are decided at the discretion of the Compensation Committee of the Board of Directors.

Chief Executive Officer Compensation:

      Compensation paid to Mr. Graziadio as Chief Executive Officer during Fiscal 1999 consisted solely of $26,000 in director's fees. Reimbursement of certain expenses incurred by Mr. Graziadio and a company affiliated with Mr. Graziadio in connection with the Company's business is discussed below in the section titled "Certain Relationships and Related Transactions."

      Members of the Company's Compensation Committee:

          Perry A. Lerner           Paul A. Novelly

Stock Price Performance Graph

      The following graph sets forth a comparison of the cumulative total return to stockholders on the Common Stock during the five year period ended December 25, 1999, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 1999, with the cumulative total return of companies on the NASDAQ Stock Market and NASDAQ companies comprising SIC Codes 3420-3429 (cutlery, hand tools and general hardware).

                Comparison of Five Year-Cumulative Total Returns
                    Performance Graph for Boss Holdings, Inc.

                                   [GRAPHIC]

Notes to Performance Graph:

A. Information concerning the NASDAQ index and comparative industry index were provided by the Center for Research in Security Prices.

B. Information concerning the Company's stock price from December 1994 to March 1999 is based on unofficial month-end pricing obtained by the Company from over-the-counter sources, including internet stock-price services. Information on stock prices after March 1999 was provided by the OTC Bulletin Board system.

C. The lines for the NASDAQ and comparative industry indices represent monthly index levels derived from compounded daily returns that include all dividends.

D. The indices are reweighted daily, using the market capitalization on the previous trading day.

E. If the monthly interval for the indices, based on the fiscal year-end, is not a trading day, the preceding trading day is used. The index levels for all series were set to $100.00 on 12/25/94.

F.    Produced on 4/14/99 including data to 12/25/1999.

      There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

      The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In July 1996, the Board of Directors contracted with a turnaround management company, S. Gidumal & Company, Inc., and its affiliate, Strategic Turnarounds & Investment Corp. (collectively "STIC"), to assist with the restructuring of the Company, including operations, financing, litigation, strategic planning and divestitures. Mr. Shyam Gidumal is a principal with STIC and in September 1996 became a member of the Board of Directors of ACPI and other subsidiaries of ACPI. In November, 1997, Mr. Gidumal became a member of the Board of Directors of the Company and was elected President of the Company. Mr. Gidumal resigned as president of the Company effective February, 1999. STIC was involved in the resolution of certain class action litigation involving the Company, sale of the assets of the FSPI subsidiary, financing transactions involving the Company's ACPI and Alabaster subsidiaries, the sale of the key and numbers, letters and signs business of ACPI and restructuring of the Company's operations. STIC received payments for its services in the approximate amounts of $184,420, $101,000 and $1,035,000, respectively, during fiscal years 1999, 1998 and 1997.

      James F. Sanders, corporate secretary of the Company, provides general counsel services to the Company. During fiscal year 1999, Mr. Sanders was paid $75,027 in payment for legal services and reimbursement of related costs and expenses. Mr. Sanders also is employed by Apex Oil Company, Inc., a company controlled by P.A. Novelly, a director of the Company.

      The Company reimburses or pays costs and expenses incurred by Ginarra Holdings, Inc., a company affiliated with Mr. Graziadio, in connection with Mr. Graziadio's execution of his duties as chief executive officer of the Company. These costs include clerical and administrative support, travel and entertainment expenses, and certain direct overhead costs including, but not limited to, postage, communication charges and office supplies. Payments to Ginarra for such costs and expenses in fiscal years 1999, 1998 and 1997 were $102,338, $55,000 and $38,618, respectively.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth, as of March 31, 2000, certain information regarding the beneficial ownership of Common Stock by (i) each person known by the Company to be beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director; (iii) each named Executive Officer; and (iv) all directors and executive officers as a group.

--------------------------------------------------------------------------------
    Name and Address of Beneficial Owner(1)          Common Stock Beneficially
                                                               Owned
--------------------------------------------------------------------------------
                                                   No. of Shares      % of Class
--------------------------------------------------------------------------------
Ginarra Holdings, Inc. (2)                           247,098             12.8%
2325 Palos Verdes Drive West, Suite 211
Palos Verdes Estates, CA 90274
--------------------------------------------------------------------------------
G. Louis Graziadio, III (3)                          147,000              7.5%
2325 Palos Verdes Drive West, Suite 211
Palos Verdes Estates, CA 90274
--------------------------------------------------------------------------------
Mr. Perry A. Lerner (4)                               33,000              1.7%
660 Madison Ave., New York, NY 10022
--------------------------------------------------------------------------------
Mr. Lee E. Mikles (4)                                 91,283              4.7%
1801 Century Park East, Suite 460
Los Angeles, CA 90067
--------------------------------------------------------------------------------
Mr. Paul A. Novelly (4)(5)                            12,000               *
8182 Maryland Ave., St. Louis, MO 63105
--------------------------------------------------------------------------------
Mr. Richard D. Squires (4)                            91,283              4.7%
4229 Cochran Chapel, Dallas, TX 75209
--------------------------------------------------------------------------------
Mr. Shyam H. Gidumal (4)                             166,283              8.5%
660 Madison Ave., New York, NY10022
--------------------------------------------------------------------------------
Mr. J. Bruce Lancaster (6)                             9,600               *
221 W. First St., Kewanee, IL 61443
--------------------------------------------------------------------------------
All Directors and Executive Officers as a            550,449             27.1%
Group (7 Persons, excludes Ginarra Holdings)
--------------------------------------------------------------------------------

----------
(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial" owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities.

(2) Mr. Graziadio has sole voting and investment power over these shares in his capacity as president of Ginarra Holdings, Inc., but he disclaims any pecuniary interest.

(3) Includes 30,000 shares subject to options granted under the Company's 1998 Non-Employee Director Stock Option Plan ("1998 Director Plan"). Does not include 247,098 shares held by Ginarra Holdings, Inc., as to which Mr. Graziadio has sole voting and investment power, but disclaims any pecuniary interest. Mr. Graziadio disclaims beneficial ownership of all shares owned by Ginarra Holdings. Does not include 52,453 shares (2.7% of shares outstanding) which are owned by Graziadio Family Trust, a trust established by Mr. Graziadio, but as to which he is neither a trustee nor a beneficiary. Mr. Graziadio disclaims beneficial ownership of all shares owned by Graziadio Family Trust.

(4) Includes 12,000 shares subject to options granted under the Company's 1998 Director Plan.

(5) Does not include 87,283 shares (4.5% of shares outstanding), which are owned by Novelly Exempt Trust, an irrevocable trust established by Mr. Novelly, but as to which he is not a trustee and does not have the right to name or replace the trustee. Mr. Novelly disclaims beneficial ownership of the shares owned by Novelly Exempt Trust.

(6) Includes 5,000 shares subject to options granted under the Company's 1998 Incentive Stock Option Plan.

*     Number of shares owned is less than 1% of shares outstanding.

                                 PROPOSAL NO. 2

      AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE
           NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK,
           PAR VALUE $0.25 PER SHARE, FROM 50,000,000 TO 10,000,000.

      The Company's Certificate of Incorporation currently authorizes 50,000,000 shares of the Company's common stock, par value $.25 per share. On April 6, 2000, the Board of Directors approved and adopted, subject to approval by the shareholders, an amendment of the Company's Certificate of Incorporation to reduce the number of authorized shares of common stock to 10,000,000 shares. By reducing the number of authorized but unissued shares in this fashion, the Company will be able to realize a reduction of approximately $130,000 in annual franchise taxes payable to the State of Delaware. As of April 6, 2000, the Company had less than 2,000,000 common shares outstanding and the Board believes that reducing the number of authorized common shares to 10,000,000 still leaves the Company sufficient flexibility for future corporate needs.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF
                   COMMON STOCK FROM 50,000,000 TO 10,000,000.

                                 PROPOSAL NO. 3

     AMENDMENT OF THE COMPANY'S 1998 INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN
                            FROM 210,000 TO 285,000.

      At the Company's 1998 annual meeting of shareholders, the shareholders approved adoption of the Company's 1998 Incentive Stock Option Plan ("1998 Employee Plan") and reserved 210,000 shares of the Company's common stock for issuance under the plan. Options under the 1998 Employee Plan are available for issuance to the Company's employees, advisors and consultants. The Board believes that the 1998 Employee Plan fosters good employee relations, encourages and enables employees to acquire an equity interest in the Company, helps align employee interests with those of the shareholders, and helps the Company to attract, retain and motivate valuable employees. On April 6, 2000, the Board of Directors approved an amendment to the 1998 Employee Plan, subject to approval of the shareholders, to increase the total number of shares of common stock reserved for issuance by 75,000 shares, thereby increasing the total shares reserved for issuance under the plan from 210,000 to 285,000. As of April 6, 2000, the Company had issued options covering a total of 137,000 common shares. The currently outstanding options to employees were issued during calendar year 1999 and generally vest ratably over a three year period. Although there are no current proposals to issue more options to employees, the Board believes that the recommended increase in the number of shares reserved under the 1998 Employee Plan is appropriate to allow the Company to continue to attract, reward and motivate valuable employees and other key persons as the Company moves forward without adopting an entire new plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1998 EMPLOYEE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER
                        THE PLAN FROM 210,000 TO 285,000.

                                        PROPOSAL NO. 4

   AMENDMENT OF THE COMPANY'S 1998 INCENTIVE STOCK OPTION PLAN TO PROVIDE FOR
    ACCELERATED VESTING OF OPTIONS ISSUED UNDER THE PLAN UPON THE OCCURRENCE
                       OF CERTAIN CORPORATE TRANSACTIONS.

      The Company's 1998 Incentive Stock Option Plan ("1998 Employee Plan") was adopted and approved by the shareholders at the Company's 1998 annual meeting and provides for issuance of options for purchase of the Company's common stock to employees, advisors and consultants. At the same time, the shareholders adopted and approved the Company's 1998 Non-Employee Director Stock Option Plan ("1998 Director Plan") for issuance of options to the Company's non-employee directors. The 1998 Director Plan contains an appropriate provision for the acceleration of vesting of unexercised options upon the occurrence of certain corporate transactions, including specified changes in control of the Company. A copy of Section 8 of the 1998 Director Plan is attached as Exhibit A to this Proxy Statement. Generally this provision accelerates the vesting of options in the event of a merger, consolidation, liquidation, or sale of all or substantially all assets of the Company in which the shareholders of the Company prior to the transaction cease to own at least 51% of the voting stock of the Company after the transaction, or a merger, consolidation or reorganization in which the surviving entity does not assume the obligation of the Company under the plan. The 1998 Employee Plan, however, does not include such a provision for the protection of employee option holders. The Board of Directors believes that it is in the best interest of the Company to amend the 1998 Employee Plan to extend to holders of options under such plan the same protections afforded to non-employee directors under the 1998 Director Plan. The Company believes such protections are commonplace for industrial companies, especially in view of market volatility and the increased level of merger and acquisition activity involving public companies during recent years. The proposed change will enhance the value of options granted to the Company's employees and provide some assurance as to the value of the employee options upon the occurrence of the specified corporate transactions. To implement this change, a new Section 20 will be added to the 1998 Employee Plan in the form of Exhibit B attached to this Proxy Statement. This new section tracks the language of the existing
Section 8(b) of the 1998 Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1998 EMPLOYEE PLAN TO PROVIDE FOR ACCELERATED VESTING OF UNEXERCISED OPTIONS
  ISSUED UNDER THE PLAN UPON THE OCCURRENCE OF CERTAIN CORPORATE TRANSACTIONS.

                                 PROPOSAL NO. 5

   AMENDMENT OF THE COMPANY'S 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TO
    INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER
                        THE PLAN FROM 90,000 TO 140,000.

      At the Company's 1998 annual meeting of shareholders, the shareholders approved adoption of the Company's 1998 Non-Employee Director Stock Option Plan ("1998 Director Plan") and reserved 90,000 shares of the Company's common stock for issuance under the plan. Options under the 1998 Director Plan are available for issuance to the Company's directors who are not employees of the Company or any of its subsidiaries. The Board believes that the 1998 Director Plan fosters the ability of the Company to attract and retain qualified and experienced directors and helps align director interests with those of the other shareholders. On April 6, 2000, the Board of Directors approved an amendment to the 1998 Director Plan, subject to approval of the shareholders, to increase the total number of shares of common stock reserved for issuance by 50,000 shares, thereby increasing the total shares reserved for issuance under the plan from 90,000 to 140,000. As of April 6, 2000, the Company had issued options covering all 90,000 common shares originally reserved under the plan. The currently outstanding options to non-employee directors were issued during calendar year 1999 and all have fully vested. Although there are no current proposals to issue more options to directors, the Board believes that the recommended increase in the number of shares reserved under the 1998 Director Plan is appropriate to allow the Company to continue to attract and retain qualified and experienced directors as the Company moves forward without adopting an entire new plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1998 DIRECTOR PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER
                        THE PLAN FROM 90,000 TO 140,000.

                                 PROPOSAL NO. 6

     APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                  FOR THE FISCAL YEAR ENDING DECEMBER 30, 2000.

      The firm of Grant Thornton LLP, Certified Public Accountant, served as the independent auditors of the Company for Fiscal 1999, and the Board of Directors recommends the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 30, 2000. This recommendation will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board will consider other firms for this engagement. The Company has not yet formally engaged Grant Thornton LLP for these services and the actual engagement will be dependent upon reaching a satisfactory agreement with the accounting firm on all terms, including the fees to be charged.

      The Company has been advised by Grant Thornton LLP that a representative may be present at the Meeting and, if present, will be available to respond to appropriate questions. In addition, the Company would provide such representative an opportunity to make any statements if he should so desire.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING DECEMBER 30, 2000.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements with management, has discussed the financial statements and related matters with the Company's independent auditors, and has received required written disclosures from the independent auditors and discussed with them their independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 1999.

      Audit Committee Members: Richard D. Squires    Lee E. Mikles

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received in writing by the Company at its principal executive offices no later than December 29, 2000 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                    FORM 10-K

      THE COMPANY, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 25, 1999. REQUESTS SHOULD BE DIRECTED TO:

                                 Bruce Lancaster
                            Executive Vice President
                               Boss Holdings, Inc.
                               221 W. First Street
                                Kewanee, IL 61443

                                 OTHER BUSINESS

      The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ James F. Sanders
                                         ---------------------------------------
                                         James F. Sanders,
                                         Corporate Secretary

Dated: May 4, 2000

                                    Exhibit A

     EXISTING ACCELERATED VESTING PROVISIONS OF COMPANY'S 1998 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

8. Vesting Schedule

(a) Shares subject to an Option shall vest in accordance with the vesting schedule and vesting terms and conditions established by the Compensation Committee.

(b) Notwithstanding the foregoing, Shares subject to an Option shall vest as to all Shares then subject to the Option upon the occurrence of any of the following events:

      (i) a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or shareholders of the Company) occurs that has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

      (ii) all or substantially all of the assets of the Company shall be sold or otherwise disposed of, except that an Option shall not vest as to all Shares then subject to such Option if, after such sale or disposition: (i) the shareholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities that acquired 50% or more in value of the assets of the Company so sold or conveyed; and (ii) the acquiring entity agrees to assume the obligations of the Company under this Agreement; or

      (iii) the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Agreement.

                                    Exhibit B

              PROPOSED ACCELERATED VESTING PROVISIONS FOR COMPANY'S
                        1998 INCENTIVE STOCK OPTION PLAN

20. Accelerated Vesting Schedule

Notwithstanding the foregoing, Shares subject to an Option shall vest as to all Shares then subject to the Option upon the occurrence of any of the following events:

      (i) a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or shareholders of the Company) occurs that has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

      (ii) all or substantially all of the assets of the Company shall be sold or otherwise disposed of, except that an Option shall not vest as to all Shares then subject to such Option if, after such sale or disposition: (a) the shareholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities that acquired 50% or more in value of the assets of the Company so sold or conveyed; and (b) the acquiring entity agrees to assume the obligations of the Company under this Agreement; or

      (iii) the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Agreement.


                                      Ex-1